UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) October 18, 2005
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                        INTERSTATE BAKERIES CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

           1-11165                                        43-1470322
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   (Commission File Number)                   (IRS Employer Identification No.)

               12 East Armour Boulevard
                 Kansas City, Missouri                         64111
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       (Address of Principal Executive Offices)             (Zip Code)

                                 (815) 502-4000
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              (Registrant's Telephone Number, Including Area Code)

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05         Costs Associated with Exit or Disposal Activities.

         On October 18, 2005, Interstate Bakeries Corporation (the "Company") issued a press release, attached hereto as Exhibit 99.1 and hereby incorporated by reference, announcing that the Company will recommence the consolidation of routes, depots and thrift stores in its Northern and Southern California Profit Centers ("PCs") and will close its bakery in Lakewood, Washington, and consolidate routes, depots and thrift stores in its Northwest PC. Subject to bankruptcy court approval, the Company expects to complete the consolidation in the Northwest PC by December 17, 2005, at which time its bread products will no longer be sold in the states of Washington and Oregon. Branded cakes, however, will continue to be available in those markets. The consolidation is expected to affect approximately 200 bakery production workers.

         The Company's preliminary estimate of charges to be incurred in connection with the bakery closing in the Northwest PC is approximately $15.0 million, including approximately $1.5 million of severance charges, approximately $11.5 million of asset impairment charges and approximately $2.0 million in other charges. The Company further estimates that approximately $3.5 million of such costs will result in future cash expenditures and approximately $.5 million for capital expenditures and accrued expenses to effect the consolidation. The costs associated with the consolidation of routes, depots and thrift stores cannot be estimated at this time. The Company will file an amendment to this Current Report on Form 8-K when such costs become estimable.

Item 2.06         Material Impairments.

         The information reported in Item 2.05 "Costs Associated with Exit or Disposal Activities" is hereby incorporated by reference. The Company's preliminary estimate of non-cash asset impairment charges to be incurred in connection with the Northwest PC consolidation is approximately $11.5 million. The charge relates primarily to write-downs of machinery, equipment and land and buildings to their estimated fair values.

Item 8.01         Other Events.

         In a Current Report on Form 8-K dated August 22, 2005, the Company reported that two local unions affiliated with the International Brotherhood of Teamsters ("IBT") had ratified long-term agreements with the Company and that it would temporarily defer PC consolidation during negotiations with the remaining IBT local bargaining units within the Northeast PC. On October 18, 2005, the Company announced that it had reached agreement with the IBT local bargaining units within the Northeast PC to modify and extend through July 31, 2010 the existing collective bargaining agreements that govern their employment with the Company. Of the 14 proposed extension agreements for the region that includes New York, New Jersey, Massachusetts, Connecticut, Maine, Maryland, Delaware and Pennsylvania, 12 have been ratified by the IBT locals and the remaining two have been submitted for ratification. The 14 extension agreements cover approximately 2,100 employees. In anticipation that it will reach similar agreements with its locals in other parts of the country, the Company will move forward with the PC restructuring process that it deferred in August.

Item 9.01         Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.       Description
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     99.1         Interstate Bakeries Corporation press release dated
                  October 18, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2005                      INTERSTATE BAKERIES CORPORATION


                                            By:  /s/ Ronald B. Hutchison
                                                 -----------------------------
                                                 Ronald B. Hutchison
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.       Description
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99.1              Interstate Bakeries Corporation press release dated
                  October 18, 2005.